UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

July 23, 2019
Date of Report (date of earliest event reported)

ASCENA RETAIL GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-11736	30-0641353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

933 MacArthur Boulevard
Mahwah, New Jersey 07430
(Address of principal executive offices, including zip code)

(551) 777-6700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ASNA	The Nasdaq Global Select Market

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Executive Vice President and Chief Financial Officer

On July 23, 2019, Robb Giammatteo, Executive Vice President and Chief Financial Officer of Ascena Retail Group, Inc. (the “Company”), tendered his resignation as Executive Vice President and Chief Financial Officer of the Company. Mr. Giammatteo’s resignation as Chief Financial Officer will be effective as of August 3, 2019. Following his resignation, Mr. Giammatteo will serve in an advisory role and provide transition assistance through August 31, 2019, during which time he will continue to receive his base salary.

Appointment of Executive Vice President and Chief Financial Officer

On July 25, 2019, the Company announced the appointment of Dan Lamadrid, 44, as the Company’s Executive Vice President and Chief Financial Officer, succeeding Mr. Giammatteo. Mr. Lamadrid’s appointment will be effective as of August 4, 2019.

Prior to his appointment as Executive Vice President and Chief Financial Officer, Mr. Lamadrid has served since August 2017 as the Company’s Senior Vice President, Finance and Chief Accounting Officer. Prior to joining the Company, Mr. Lamadrid held the position of Senior Vice President, Chief Accounting Officer and Controller at Vitamin Shoppe, Inc., where he was employed since 2011. Prior to Vitamin Shoppe, Mr. Lamadrid held several financial leadership roles at the Retail Divisions of Polo Ralph Lauren, at Hartz Mountain Corporation and at the Babies “R” Us division of Toys “R” Us. Mr. Lamadrid began his career in public accounting.

In connection with Mr. Lamadrid’s appointment as Executive Vice President and Chief Financial Officer, the Company and Mr. Lamadrid entered into an employment offer letter, dated as of July 25, 2019 (the “Offer Letter”), which supersedes Mr. Lamadrid’s August 23, 2017 employment offer letter with the Company. The material terms of the Offer Letter are summarized below.

Pursuant to the Offer Letter, Mr. Lamadrid will receive a base salary of $600,000 per year and will be eligible to participate in the Company’s performance-based incentive compensation program at a target level of 75% of Mr. Lamadrid’s base salary (with a maximum payout opportunity of 200% of target, or $900,000 based on Mr. Lamadrid’s base salary).

Pursuant to the Offer Letter, in October 2019, Mr. Lamadrid will receive, subject to his continued employment and approval by the Compensation and Stock Incentive Committee of the Board, a grant of 100,000 time-vesting nonqualified stock options (the “Time-Based Options”) under the Company’s 2016 Omnibus Incentive Plan, as amended (the “2016 Plan”) and a grant of 50,000 performance-vesting nonqualified stock options (the “Performance-Based Options”) under the 2016 Plan. Subject to Mr. Lamadrid’s continued employment, the Time-Based Options will vest in equal installments on the first and second anniversaries of the grant date. Subject to Mr. Lamadrid’s continued employment, the Performance-Based Options will vest as follows:

•
25% of the Performance-Based Options will be eligible to vest if the closing price of the Company’s common stock equals or exceeds $3.00 per share for a 20-consecutive trading day period on or prior to the third anniversary of the grant date (the “$3 Hurdle”);

•
an additional 25% of the Performance-Based Options will be eligible to vest if the closing price of the Company’s common stock equals or exceeds $5.00 per share for a 20-consecutive trading day period on or prior to the third anniversary of the grant date (the “$5 Hurdle”); and

•
the remaining 50% of each of the Performance-Based Options will be eligible to vest if the closing price of the Company’s common stock equals or exceeds $7.00 per share for a 20-consecutive trading day period on or prior to the third anniversary of the grant date (the “$7 Hurdle” and collectively with the $3 Hurdle and $5 Hurdle, the “Hurdles”).

If a Hurdle is actually achieved prior to the second anniversary of the grant date of the Performance-Based Options , the portion of the Performance-Based Options related to the Hurdle that was achieved prior to the second anniversary will vest on the second anniversary, subject to Mr. Lamadrid’s continued employment. Any portion of the Performance-Based Options related to a Hurdle that is not actually achieved by the third anniversary of the grant date will be forfeited for no consideration.

If Mr. Lamadrid’s employment is terminated by the Company without “Cause” (as defined in the Offer Letter) prior to a change in control of the Company, he will become vested in a pro-rata portion of the Performance-Based Options for which the applicable Hurdle was achieved prior to his termination.

If Mr. Lamadrid’s employment with the Company terminates due to his death or disability prior to the second anniversary of the grant date of the Performance-Based Options, Mr. Lamadrid (or his estate or legal representative, as applicable) will receive full vesting of the Performance-Based Options for which the applicable Hurdle was actually achieved prior to his termination due to death or disability.

If Mr. Lamadrid has a “Change in Control Related Termination” (as defined in the Company’s Executive Severance Plan) on or within 24 months following a change in control, and on or prior to the date of such termination the $3 Hurdle was actually achieved, Mr. Lamadrid will become vested in a portion of the Performance-Based Options based on linear interpolation between the closing price of the Company’s common stock for the 20-consecutive trading day period immediately preceding the date of Mr. Lamadrid’s termination (the “Termination Date Price”) and the Hurdles between which the Termination Date Price falls. If Mr. Lamadrid has a Change in Control Related Termination within 90 days prior to a change in control, and on or prior to the date that the change in control is consummated the $3 Hurdle is achieved, the cash payment Mr. Lamadrid is entitled to receive pursuant to the Executive Severance Plan will include payment in respect of a portion of the Performance-Based Options based on linear interpolation between the closing price of the Company’s common stock for the 20-consecutive trading day period immediately preceding the change in control (the “CIC Closing Date Price”) and the Hurdles between which the CIC Closing Date Price falls.

The long term incentive awards granted to Mr. Lamadrid prior to August 4, 2019 will remain outstanding and eligible to vest in accordance with their terms, as will the retention letter between Mr. Lamadrid and the Company, dated as of May 1, 2019.

Mr. Lamadrid will continue to be a participant in the Company’s Executive Severance Plan, subject to the terms and conditions of the Executive Severance Plan, with certain modifications as set forth in Mr. Lamadrid’s previously disclosed retention letter agreement with the Company, including that his cash severance payment level relating to a non-change in control termination will be 24 months of base salary, and his cash severance payment level relating to a change in control related termination will be 24 months of base salary and bonus. Mr. Lamadrid is subject customary employment covenants, including a one-year post-employment non-compete covenant and a two-year post-employment employee and customer non-solicitation covenant.

The foregoing description of the Offer Letter is qualified in its entirety by reference to the Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

On July 25, 2019, the Company issued a press release announcing Mr. Giammatteo’s resignation as the Company’s Executive Vice President and Chief Financial Officer and the appointment of his successor, Mr. Lamadrid. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit Number	Description

10.1	Dan Lamadrid Employment Offer Letter, dated as of July 25, 2019.
99.1	Press Release issued July 25, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENA RETAIL GROUP, INC.
(Registrant)

Date: July 25, 2019

By:	/s/ Dan Lamadrid
Dan Lamadrid
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)